UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 16, 2010

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 16, 2010, Ambassadors International, Inc. (the “Company”) was notified by the Nasdaq Office of General Counsel that the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension of time to regain compliance with the minimum bid price requirement of $1.00 for continued listing on the NASDAQ Global Market as set forth in Marketplace Rule 5450(a)(1) (the “Minimum Bid Requirement”).  The Panel’s determination to grant the Company’s request for continued listing is subject to the condition that, on or before September 10, 2010, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.  In order to fully comply with the terms of the Panel’s decision, the Company must also be able to demonstrate compliance with all other requirements for continued listing on The NASDAQ Global Market.

The Panel’s determination follows the Company’s hearing before the Panel on June 24, 2010, at which the Panel considered the Company’s plan to regain compliance with the Minimum Bid Requirement, including seeking stockholder approval of a reverse stock split at its 2010 annual general meeting of stockholders on July 30, 2010 (the “2010 Annual Meeting”).  At the 2010 Annual Meeting, the Company will seek stockholder approval for a 1-for-8 reverse stock split and the Company’s board of directors has recommended that the Company’s stockholders approve this split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2010

AMBASSADORS INTERNATIONAL, INC.

By: /s/ Mark Detillion
Name: Mark Detillion
Title: Chief Financial Officer